EXHIBIT 99.1

FOR IMMEDIATE RELEASE For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4055
                                                      Email: investor@xanser.com


               XANSER CORPORATION ANNOUNCES THIRD QUARTER RESULTS

                                  Highlights:

o    Revenue increased 18%; net income of $367,000

o    Earnings per share of $0.01

DALLAS, TEXAS (October 30, 2003) - Xanser Corporation (NYSE: XNR) today reported results for the quarter ended September 30, 2003. Revenues for the quarter were $37.7 million, compared with $31.9 million in the third quarter 2002. Xanser reported net income of $367,000, which compares with a third quarter 2002 loss of $(431,000). Earnings per share for the third quarter of 2003 are $0.01.

For the nine month period, revenues were $103.2 million, compared with $92.5 million for the nine month period in 2002. Income (loss), before the cumulative effect of change in accounting principle, was $930,000 for the nine months ended September 30, 2003, compared with a $(1.9) million loss for the prior year period.

"Xanser reported an excellent third quarter," said John R. Barnes, chairman, president and CEO of Xanser Corporation. "Our revenues increased significantly in both our technical services and information technology businesses this quarter, and net income of $367,000 delivered earnings per share of one cent. Compared to the third quarter last year, this is a $5.9 million improvement in revenue, a $1.5 million improvement in operating income, and an $800,000 improvement in net income." Mr. Barnes continued, "Throughout this year, we have stayed on track with our strategy to build Xanser into a technology-based company capable of real growth over the long term."


BUSINESS SEGMENT REVIEW

Information Technology Services - Xtria

Revenues in the Company's information technology services business, Xtria, were $12.0 million for the quarter ended September 30, 2003, compared with $9.3 million in the third quarter 2002. Xtria's operating loss was reduced to $(719,000) in the third quarter, compared with $(1.3) million in the same period last year.

For the nine month period, Xtria revenues were $29.3 million, compared with $27.2 million for the nine month period in 2002. Xtria's operating loss for the nine month period was reduced to $(1.5) million, compared with $(3.2) million in the prior year period.

The Company's focus in Xtria is to lead the technology services sector for the healthcare and financial/insurance markets, delivering solutions that leverage technology to solve industry-specific business problems.

Xtria is a provider of information technology solutions and services. Xtria serves organizations in the healthcare, finance and insurance industries, and agencies of the U.S. government. Xtria's solutions improve information access and point-of-service performance in complex regulatory environments. Solutions are built on Xtria's deep experience in vertical business segments, application integration and high-end infrastructure design.

Technical Services - Furmanite

Revenues in technical services were $25.8 million in the third quarter 2003, compared with $22.6 million in the prior year period. For the quarter, operating income from the Company's technical services business, Furmanite, increased by $700,000 over the prior year's quarter, to $1.8 million, compared with $1.1 million in the third quarter of 2002.

For the nine month period, Furmanite revenues were $73.9 million, compared with $65.2 million for the nine month period in 2002. Furmanite's operating income for the nine month period increased to $5.1 million, compared with $2.2 million in the prior year period.

The Company's focus in Furmanite's core operations is to maximize margins while growing market share. At the same time, Furmanite is exploring new services, based on new technologies, that can benefit its core customers and new market segments. Furmanite's business is the protection and management of its customers' critical assets, and the Company's technical and technological capabilities help to assure that customers' critical assets are on line and performing for maximum profit.

Furmanite is one of the world's largest specialty technical services companies. For 65 years, Furmanite has achieved the most recognized and respected brand in technical services worldwide. Today, with more than 40 offices on five continents, Furmanite is a global provider of technology-based and technical solutions to international industries. Furmanite's customers encompass every element in the energy and power supply chain - from offshore and land-based drilling operations, to pipelines, refineries and power generation facilities. Its customers also include steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Across this diverse, global customer base, Furmanite delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite, known as The Solutions Group, holds more than 200 international patents and trademarks for its customized products and services, and is a recognized market leader in technical services.

ABOUT   XANSER    CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Xanser's operations deliver business knowledge and solutions to customers. Headquartered in Dallas, Texas, Xanser Corporation's operations consist of an information technology services company and an international technical services firm. Xtria is a provider of information technology solutions and services. Xtria serves organizations in the healthcare, finance and insurance industries, and agencies of the U.S. government. Xtria's solutions improve information access and point-of-service performance in complex regulatory environments. Solutions are built on Xtria's deep experience in vertical business segments, application integration and high-end infrastructure design. Furmanite, one of the world's largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite's diverse, global customer base includes offshore and land-based drilling operations, pipelines, refineries and power generation facilities, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 40 offices on five continents. For more information, visit www.xanser.com.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

            XANSER CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                          Three Months              Nine Months
                                                                       Ended September 30,       Ended September 30,
                                                                     ----------------------    ----------------------
                                                                        2003         2002         2003         2002
                                                                     ---------    ---------    ---------    ---------
Revenues:
        Services                                                     $  30,683    $  27,921    $  89,524    $  83,248
        Products                                                         7,059        3,963       13,675        9,217
                                                                     ---------    ---------    ---------    ---------
                        Total revenues                                  37,742       31,884      103,199       92,465
                                                                     ---------    ---------    ---------    ---------
Costs and expenses:
        Operating costs                                                 28,776       27,444       84,002       81,721
        Cost of products sold                                            6,831        3,918       12,424        8,982
        Depreciation and amortization                                    1,019          804        3,118        2,707
        General and administrative                                         878          962        2,502        2,850
                                                                     ---------    ---------    ---------    ---------
                        Total costs and expenses                        37,504       33,128      102,046       96,260
                                                                     ---------    ---------    ---------    ---------
Operating income (loss)                                                    238       (1,244)       1,153       (3,795)

Interest and other income, net                                              58          103          188          352

Interest expense                                                          (263)        (435)      (1,013)      (1,353)
                                                                     ---------    ---------    ---------    ---------
Income (loss) before income taxes and cumulative effect of
        change in accounting principle                                      33       (1,576)         328       (4,796)

Income tax benefit                                                         334        1,145          602        2,878
                                                                     ---------    ---------    ---------    ---------
Income (loss) before cumulative effect of change in
        accounting principle                                               367         (431)         930       (1,918)

Cumulative effect of change in accounting principle - adoption of
        new accounting standard for goodwill, net of income taxes         --           --           --        (45,269)
                                                                     ---------    ---------    ---------    ---------
Net income (loss)                                                    $     367    $    (431)   $     930    $ (47,187)
                                                                     =========    =========    =========    =========

Earnings (loss) per common share - Basic and diluted:
        Before cumulative effect of change in accounting principle   $    0.01    $   (0.01)   $    0.03    $   (0.06)
        Cumulative effect of change in accounting principle               --           --           --          (1.37)
                                                                     ---------    ---------    ---------    ---------
                                                                     $    0.01    $   (0.01)   $    0.03    $   (1.43)
                                                                     =========    =========    =========    =========

                               XANSER CORPORATION
                            SUPPLEMENTAL INFORMATION
                                 (In thousands)
                                  (Unaudited)

                                                     Three Months          Nine Months
                                                Ended September 30,      Ended September 30,
                                              ----------------------    ----------------------
                                                  2003        2002         2003         2002
                                              ---------    ---------    ---------    ---------
Revenues:
        Technical services                    $  25,763    $  22,576    $  73,882    $  65,216
        Information technology services          11,979        9,308       29,317       27,249
                                              ---------    ---------    ---------    ---------
                                              $  37,742    $  31,884    $ 103,199    $  92,465
                                              =========    =========    =========    =========

Operating income (loss):
        Technical services                    $   1,835    $   1,062    $   5,133    $   2,249
        Information technology services            (719)      (1,344)      (1,478)      (3,194)
        General and administrative expenses        (878)        (962)      (2,502)      (2,850)
                                              ---------    ---------    ---------    ---------
                                              $     238    $  (1,244)   $   1,153    $  (3,795)
                                              =========    =========    =========    =========